Exhibit 10.1

Restricted Stock Purchase Agreement

This Restricted Stock Purchase Agreement is entered into as of April 16, 2019 (the “Effective Date”), by PowerComm Holdings, Inc., a Delaware corporation (the “Company”), and David Kwasnik, an individual (the “Purchaser”) in connection with the purchase and sale of the issued and outstanding stock of PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”), which is a wholly owned subsidiary of the Company.

SECTION 1. Acquisition Of Shares.

(a)          Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to transfer 10,000 Shares to the Purchaser, which represents 100% of the issued and outstanding capital stock of PCC. The transfer shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

(b)          Consideration. The Purchaser agrees to pay the Purchase Price of $0.0001 per Purchased Share. Payment shall be deemed to be made on the transfer date in cash or cash equivalents.

(c)          Assets Acquired by Purchaser. Purchaser shall acquire all of the assets, properties, business, goodwill, rights, titles and interests of every kind or nature owned, leased, licensed or otherwise held by PCC (including indirect and other forms of beneficial ownership) or used in the business of PCC, whether tangible, intangible, real, personal or mixed and wherever located, including (without limitation) PCC’s right, title and interest in, to and under all of the following (collectively, the “Acquired Assets”):

(i)	all tangible personal property, including all machinery, equipment, tools, spare parts, furniture, fixtures, vehicles, accessories, office materials, packaging and shipping materials, office equipment, computers, telephones, facsimile machines, file cabinets, artwork and drawings and other tangible personal property, together with any express or implied warranty by the manufacturers or sellers of such tangible personal property or any component part thereof (to the extent transferable);

(ii)	all inventory and supplies, including finished goods, work in process and raw materials used or held for use by PCC;

(iii)	all accounts receivable, notes receivable and other amounts receivable from third parties, including customers and employees, and all correspondence with respect thereto;

(iv)	all rights existing under all contracts to which PCC is a party;

(v)	all claims, deposits, prepayments, prepaid expenses, warranties, guarantees, refunds, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature (including rights to insurance proceeds);

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(vi)	the intellectual property of the PCC, and any other patents, trademarks or company names held or used by PCC;

(vii)	the business of PCC as currently, or contemplated to be, conducted as a going concern and all of the goodwill associated therewith;

(viii)	all permits related to the business of PCC held by PCC;

(ix)	all insurance, warranty and condemnation net proceeds received with respect to damage, non-conformance of or loss to the Acquired Assets;

(x)	all books and records, including ledgers, correspondence, lists, studies and reports and other printed or written materials, including, without limitation, all lists and records pertaining to customers, personnel, agents, suppliers, distributors and pricing, purchase and sale records, quality control records, research and development files, files and data, company manuals and other business related documents and materials, whether written, electronic or otherwise, all telephone and facsimile numbers and internet access (including email) accounts, and all information relating to taxes;

(xi)	all bank accounts of PCC;

(xii)	all servers and e-mails; and

(xiii)	all other assets of any kind or nature of PCC.

(d)          Defined Terms. Capitalized terms not defined above are defined in Section 8 of this Agreement.

SECTION 2. Restrictions On Transfer.

(a)          Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

(i)          The Purchaser is acquiring and will hold the Purchased Shares for investment for the Purchaser’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii)         The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

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(iii)        The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv)         The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that the Purchaser will not dispose of the Purchased Shares unless and until the Purchaser has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and the Purchaser has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under state securities law.

(v)          The Purchaser has been furnished with, and has had access to, such information as the Purchaser considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(vi)         The Purchaser is aware that the Purchaser’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of the Purchaser’s investment in the Purchased Shares.

(b)          Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

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SECTION 3. Successors And Assigns.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 4. Legends.

All certificates evidencing Purchased Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any State in connection with the issuance of the Purchased Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

SECTION 5. Notice.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that the Purchaser most recently provided to the Company in accordance with this Section 5.

SECTION 6. Entire Agreement.

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

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SECTION 7. Choice Of Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 8. Definitions.

(a)          “Agreement” shall mean this Restricted Stock Purchase Agreement.

(b)          “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)          “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)           “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(e)          “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(f)          “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(g)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(h)          “Purchased Shares” shall mean the Shares purchased by the Purchaser pursuant to this Agreement.

(i)          “Purchase Price” shall mean the dollar value of the consideration for which one Share is purchased pursuant to this Agreement, as specified in Section 1(b).

(j)          ““Securities Act” shall mean the Securities Act of 1933, as amended.

(k)          “Share” shall mean one share of Stock.

(l)          “Stock” shall mean the Common Stock of PowerComm Construction, Inc.

(m)          “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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In Witness Whereof, each of the parties has executed this Restricted Stock Purchase Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Purchaser:		Company:

POWERCOMM HOLDINGS, INC.

By:	/s/ David Kwasnik	By:	/s/ David Kwasnik
	David Kwasnik		David Kwasnik, President

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